EXHIBIT 16.1

[Ernst & Young LLP Letterhead]

April 20, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated April 17, 2009, of American Community Properties Trust and are in agreement with the statements contained in the first, third, fourth and sixth sentences in the first paragraph under section 4.01 (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP